UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 6, 2015 (November 4, 2015)

CLARCOR Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of principal executive offices)

Registrant’s telephone number, including area code:	615-771-3100

No Change
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities.

On November 4, 2015, CLARCOR Inc. (the “Company”) announced a reduction-in-force as a part of a broader effort to more closely align operating expenses with the Company’s long-term strategic initiatives and current macroeconomic business conditions. The reduction-in-force will affect approximately 190 employees and is expected to be substantially completed during fiscal year 2015. The Company expects to recognize approximately $5.2 million of pre-tax restructuring charges in the fourth quarter of fiscal year 2015 in connection with this reduction-in-force, consisting of severance and other employee termination benefits, substantially all of which are expected to be settled in cash.

Item 7.01    Regulation FD Disclosure.

Management continues to analyze the Company’s cost structure and evaluate other potential restructuring and cost reduction opportunities in light of the Company’s strategic priorities and management’s expectation that the current low sales growth macroeconomic environment is likely to continue in fiscal year 2016 While no definitive determination has been made yet, the Company may undertake and implement additional restructuring and cost reduction measures and incur additional restructuring charges, which the Company would record in the appropriate period as they are determined.

Cautionary Note on Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected macroeconomic climate, anticipated timing for the reduction in the Company’s global workforce, expected pre-tax charges associated with providing severance and termination benefits, the anticipated form of settlement of such benefits, and the potential for the Company to undertake and implement additional restructuring and cost reduction opportunities and incur additional restructuring charges. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including that the Company’s workforce reduction costs may be greater than anticipated, that the Company may be unable to realize contemplated benefits in connection with the reduction in workforce and other potential restructuring opportunities, that the reduction in workforce and other potential restructuring activities may have an adverse impact on the Company’s performance, and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended November 29, 2014, filed by the Company with the Securities and Exchange Commission on January 26, 2015. The Company undertakes no duty or obligation to update any forward-looking statements or other information contained in this Current Report on Form 8-K, whether as a result of new information, future events, changes in its expectations or any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR Inc.
(Registrant)

November 6, 2015	By	/s/ Richard M. Wolfson
(Date)		Richard M. Wolfson
Vice President - General Counsel & Corp. Secretary

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